77Q1(a) Copies of any material amendments to the registrant’s charter or by-laws;

(a)(1)

Amended and Restated Agreement and Declaration of Trust of Forward Funds (the “Registrant”), incorporated by reference to Exhibit 23(a) to Post-Effective Amendment No. 33 to the Registration Statement filed with the SEC on February 9, 2006.

(a)(2)

Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 23(b) to Post-Effective Amendment No. 33 to the Registration Statement filed with the SEC on February 9, 2006.

77Q1(b) Copies of the text of any proposal described in answer to sub-item 77D

A more detailed discussion of the significant attributes of the Opportunities Fund’s new investment strategy can be found on Emerald Funds Prospectus and SAI dated November 1, 2005 and filed with the SEC on October 27, 2005, and is incorporated by reference herewith.

77Q1(e) Copies of any new or amended Registrant investment advisory contracts

(e)(1)

Investment Management Agreement between the Registrant and Forward Management LLC (the “advisor”) dated as of May 1, 2005 with respect to the Forward Emerald Growth Fund, the Forward Emerald Banking and Finance Fund, and the Forward Emerald Opportunities Fund (formerly known as the Emerald Technology Fund)(collectively, the “Forward Emerald Funds”, incorporated by reference to Exhibit 23(d)(1) to Post-Effective Amendment No. 28 to the Registration Statement filed with the SEC on April 27, 2005.

(e)(2)

Investment Sub-Advisory Agreement among the Registrant, Forward and Emerald Mutual Fund Advisers Trust (“EMFAT”), (f/k/a Emerald Advisers, Inc.) with respect to the Forward Emerald Funds, incorporated by reference to Exhibit 23(d)(2) to Post-Effective Amendment No. 28 to the Registration Statement filed with the SEC on April 27, 2005.

77Q1(g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in subitem 77M.

(g)(i)AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of February 2, 2005 is entered into by and between The HomeState Group, a Pennsylvania common law trust (the "Trust"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A to this Agreement, and Emerald Mutual Funds, a Delaware statutory trust (the "Delaware Trust"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A to this Agreement.

BACKGROUND

The Trust is organized as a series management investment company and is registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Trust currently publicly offers shares of beneficial representing interests in three separate series portfolios.

Each of these series portfolios is listed on Schedule A and is referred to in this Agreement as a "Current Fund."

The Trustees of the Trust have designated multiple classes of shares that represent interests in each Current Fund. Each of these classes is listed on Schedule B and is referred to in this Agreement as a "Current Fund Class."

The Trust desires to change its form and place of organization by reorganizing as the Delaware Trust. In anticipation of such reorganization (the "Reorganization”), the Trustees of the Delaware Trust have established three series portfolios corresponding to the Current Funds (each a "New Fund"), and have designated multiple classes of shares of beneficial interest in each New Fund corresponding to the Current Fund Classes (each a "New Fund Class").  Schedule A lists the New Funds and Schedule B lists the New Fund Classes.

The Reorganization will occur through the transfer of all of the assets of each Current Fund to the corresponding New Fund.  In consideration of its receipt of these assets, each New Fund will assume all of the liabilities of the corresponding Current Fund, and will issue to the Current Fund shares of beneficial interest in the New Fund ("New Fund Shares"). New Fund Shares received by the Current Fund will have an aggregate net asset value equal to the aggregate net asset value of the shares of the Current Fund immediately prior to the Reorganization (the "Current Fund Shares”). The Current Fund will then distribute the New Fund Shares it has received to its shareholders.

The Reorganization is subject to, and shall be effected in accordance with, the terms of this Agreement.  This Agreement is intended to be and is adopted by the Trust, on its own behalf and on behalf of the Current Funds, and by the Delaware Trust, on its own behalf and on behalf of the New Funds, as a Plan of Reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in the preamble or background of this Agreement. In addition, the following terms shall have the following meanings:

Section 1.1.  "ASSETS" shall mean all assets including, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on a Current Fund's books, and other property owned by a Current Fund at the Effective Time.

Section 1.2.  "CLOSING" shall mean the consummation of the transfer of assets, assumption of liabilities and issuance of shares described in Sections 2.1 and 2.2 of this Agreement, together with the related acts necessary to consummate the Reorganization, to occur on the date set forth in Section 3.1.

Section 1.3.  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.4.    "CURRENT FUND" shall mean each of the Trust's series portfolios listed on Schedule A.

Section 1.5.    "CURRENT FUND CLASS" shall mean each class of shares of beneficial interest of the Trust representing an interest in a Current Fund as listed on Schedule B.

Section 1.6.    "CURRENT FUND SHARES" shall mean the shares of the Current Funds   outstanding immediately prior to the Reorganization.

Section 1.7.  "EFFECTIVE TIME” shall have the meaning set forth in Section 3.1.

Section 1.8.  "LIABILITIES" shall mean all liabilities of a Current Fund including, without limitation, all debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.

Section 1.9.  "NEW FUND" shall mean each of the series portfolios of the Delaware Trust, each of which shall correspond to one of the Current Funds as shown on Schedule A.

Section 1.10.  “NEW FUND CLASS" shall mean each class of shares of beneficial interest of the Delaware Trust representing an interest in a New Fund, each of which shall correspond to one of the Current Fund Classes as shown on Schedule B.

             Section 1.11.  “NEW FUND SHARES” shall mean those shares of beneficial interest in a New Fund, issued to a Current Fund in consideration of the New Fund’s receipt of the Current Fund’s Assets.

  Section 1.12.  "REGISTRATION STATEMENT" shall have the meaning set forth in Section 5.4.

  Section 1.13.  "RIC" shall mean a regulated investment company under Subchapter M of the Code.

  Section 1.14.  "SEC" shall mean the Securities and Exchange Commission.

 Section 1.15.  "SHAREHOLDER(S)" shall mean a Current Fund's shareholder(s) of record,

  determined as of the Effective Time.

Section 1.16. [intentionally omitted]

Section 1.17. "TRANSFER AGENT" shall have the meaning set forth in Section 2.2.

Section 1.18. "1940 ACT" shall mean the Investment Company Act of 1940, as amended.

ARTICLE II

PLAN OF REORGANIZATION

Section 2.1.  The Trust agrees, on behalf of each Current Fund, to assign, sell, convey, transfer and deliver all of the Assets of each Current Fund to its corresponding New Fund. The Delaware Trust, on behalf of each New Fund, agrees in exchange therefor:

(a)

to issue and deliver to the Current Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares for each New Fund Class designated in Schedule B equal to the number of full and fractional Current Fund Shares for each corresponding Current Fund Class designated in Schedule B that are issued and outstanding immediately prior to the Effective Time; and

(b)

to assume all of the Current Fund's Liabilities.

Such transactions shall take place at the Closing.

                          Section 2.2.  At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Shares issued pursuant to Section 5.2 shall be redeemed by each New Fund for $1.00 and (b) each Current Fund shall distribute the New Fund Shares received by it pursuant to Section 2.1 to the Current Fund's Shareholders in exchange for such Shareholders' Current Fund Shares.  Such distribution shall be accomplished through opening accounts, by the transfer agent for the Delaware Trust (the “Transfer Agent"), on each New Fund's share transfer books in the Shareholders' names and transferring New Fund Shares to such accounts.  Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class due that Shareholder. All outstanding Current Fund Shares, including those represented by certificates, if any, shall simultaneously be deemed to have been redeemed by the Trust. The Delaware Trust shall not issue certificates representing the New Fund Shares in connection with the Reorganization.  However, certificates representing Current Fund Shares, if any, shall represent New Fund Shares after the Reorganization.

.

Section 2.3.  As soon as reasonably practicable after distribution of the New Fund Shares pursuant to Section 2.2, the Trust shall dissolve its existence as a Pennsylvania common law trust.

      Section 2.4. Any transfer taxes payable on the issuance of New Fund Shares in a name other than that of the registered holder of the Current Fund Shares exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

Section 2.5.  Any reporting responsibility of the Trust or each Current Fund to a public authority is, and shall remain, its responsibility up to and including the date on which it is terminated.

ARTICLE III
CLOSING

Section 3.1. The Closing shall occur at the principal office of the Trust on February 21, 2005, or on such other date and at such other place upon which the parties may agree.  All acts taking place at the Closing shall be deemed to take place simultaneously as of the Trust's and the Delaware Trust's close of business on the date of the Closing or at such other time as the parties may agree (the "Effective Time").

Section 3.2. The Trust or its fund accounting agent shall deliver to the Delaware Trust at the Closing a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities transferred by the Current Funds to the New Funds, as reflected on the New Funds' books immediately following the Closing, does or will conform to such information on the Current Funds' books immediately before the Closing. The Trust shall cause the custodian for each Current Fund to deliver at the Closing a certificate of an authorized officer of the custodian stating that (a) the Assets held by the custodian will be transferred to each corresponding New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or a provision for payment has been made.

Section 3.3.  The Trust's transfer agent shall deliver to the Delaware Trust's transfer agent at the Closing a list of the names and addresses of each Shareholder of each Current Fund and the number of outstanding Current Fund Shares of the Current Fund Class owned by each Shareholder, all as of the Effective Time, certified by the Trust's Secretary or Assistant Secretary. The Delaware Trust shall cause the Transfer Agent to deliver at the Closing a certificate as to the opening on each New Fund's share transfer books of accounts in the Shareholders' names. The Delaware Trust shall issue and deliver a confirmation to the Trust evidencing the New Fund Shares to be credited to each corresponding Current Fund at the Effective Time or provide evidence satisfactory to the Trust that such shares have been credited to each Current Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

Section 3.4. The Trust and the Delaware Trust shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

ARTICLE IV REPRESENTATIONS AND WARRANTIES

Section 4.1.  The Trust represents and warrants on its own behalf and on behalf of each Current Fund as follows:

(a)

The Trust is a Pennsylvania common law trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania;

(b)

The Trust is duly registered as an open-end series management investment company under the 1940 Act, and such registration is in full force and effect;

(c)

Each Current Fund is a duly established and designated series of the Trust;

(a)

At the Closing, each Current Fund will have good and marketable title to its Assets and full right, power, and authority to sell, assign, transfer, and deliver its Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, the corresponding New Fund will acquire good and marketable title to the Assets;

(b)

The New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

(c)

Each Current Fund is a "fund" as defined in Section 851(g)(2) of the Code; each Current Fund qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); each Current Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and each Current Fund has made all distributions for each such past taxable year that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such year;

(d)

There is no plan or intention of the Shareholders who individually own 5% or more of any Current Fund Shares, if any, and, to the best of the Trust's knowledge, there is no plan, or intention of the remaining Shareholders to redeem or otherwise dispose of any New Fund Shares to be received by them in the Reorganization. The Trust does not anticipate dispositions of those shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of the Current Fund as a series of an open-end investment company. Consequently, the Trust is not aware of any plan that would cause the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization to be one percent (1%) or more of the shares of the Current Fund outstanding as of the Effective Time;

(h)

The Liabilities were incurred by the Current Funds in the ordinary course of their business and are associated with the Assets;

(a)

The total adjusted basis of the Assets of each Current Fund transferred to each New Fund will equal or exceed the sum of the Liabilities to be assumed by each New Fund, plus the amount of Liabilities, if any, to which the transferred Assets are subject;

(b)

The Trust is not under the jurisdiction of a court in a proceeding under

Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(c)

As of the Effective Time, no Current Fund will have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Current Fund Shares except for the right of investors to acquire its shares at net asset value in the normal course of its business as an open-end management investment company operating under the 1940 Act;

(l)

At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by the Trust's shareholders;

                                  (m)       Throughout the five-year period ending on the date of the Closing,   each Current Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner;

                   (n)      The fair market value of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New

At'

Fund plus the amount of Liabilities, if any, to which the transferred Assets are subject; and

                                   (o)        Each Current Fund will pay its respective expenses, if any, incurred in connection with the Reorganization.

Section 4.2. The Delaware Trust represents and warrants on its own behalf, and on behalf of each New Fund, as follows:

(a)

The Delaware Trust is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State of Delaware;

(b)

At the Effective Time, the Delaware Trust will succeed to the Trust's registration statement filed under the 1940 Act with the SEC and thus will become duly registered as an open-end management investment company under the 1940 Act;

(c)

At the Effective Time, each New Fund will be a duly established and designated series of the Trust;

(d)

No New Fund has commenced operations nor will any New Fund commence operations until after the Closing;;

(e)

Prior to the Effective Time, there will be no issued and outstanding shares in any New Fund or any other securities issued by the Delaware Trust on behalf of any New Fund, except as provided in paragraph 5.2;

(a)

The New Fund Shares to be issued and delivered to the corresponding Current Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of the New Fund, fully paid and non-assessable;

(b)

Each New Fund will be a "fund" as defined in section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

(c)

The Trust, on behalf of the New Funds, has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does the Trust, on behalf of the New Funds, have any plan or intention to redeem or otherwise acquire any New Fund Shares issued pursuant to the Reorganization, other than in the ordinary course of its business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act;

(d)

Each New Fund will actively continue the corresponding Current Fund's business in substantially the same manner that the Current Fund conducted that business immediately before the Reorganization; and no New Fund has any plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business the New Fund will continuously review its investment portfolio (as each Current Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets;

(j)         There is no plan or intention for any of the New Funds to be dissolved or merged into another corporation or business trust or "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization; and

(k)

Each New Fund will pay its respective expenses, if any, incurred in connection with the Reorganization.

Section 4.3.       Each of the Trust and the Delaware Trust, on its own behalf and on behalf of each Current Fund or each New Fund, as appropriate, represents and warrants as follows;

(a)

The fair market value of the New Fund Shares of each New Fund received by each Shareholder will be approximately equal to the fair market value of the Current Fund Shares of the corresponding Current Fund surrendered in exchange therefore;

(b)

Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares of each New Fund and will own such shares solely by reason of their ownership of the Current Fund Shares of the corresponding Current Fund immediately before the Reorganization;

(c)

There is no inter-company indebtedness between a Current Fund and a New Fund that was issued or acquired, or will be settled, at a discount;

(d)

Immediately following consummation of the Reorganization, each New Fund will hold the same assets, except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization, and be subject to the same liabilities that the corresponding Current Fund held or was subject to immediately prior to the Reorganization. Assets used to pay (i) expenses, (ii) all redemptions (other than redemptions at the usual rate and frequency of the Current Fund as a series of an open-end investment company), and (iii) distributions (other than regular, normal distributions), made by a Current Fund after the date of this Agreement will, in the aggregate, constitute less than one percent (1%) of its net assets; and

(e)

No consideration other than New Fund Shares (and the New Fund's assumption of the Liabilities) will be issued in exchange for the Assets and no consideration other than New Fund Shares will be received by the Shareholders in connection with the Reorganization.

ARTICLE V

COVENANTS

Section 5.1.  Approval by Shareholders of this Agreement will authorize the Trust, and the Trust hereby agrees, to vote on the matters referred to in Sections 5.2 and 5.3.

Section 5.2.  The Delaware Trust’s trustees shall authorize the issuance of, and each New Fund shall issue, prior to the Closing, one New Fund Share in each New Fund Class of each New Fund that corresponds to a Current Fund Class to the Trust in consideration of the payment of $1.00 per share for the purpose of enabling the Trust to elect the Trust's trustees as the Delaware Trust's trustees (to serve without limit in time, except as they may resign or be removed by action of the Delaware Trust's trustees or shareholders), to ratify the selection of the Delaware Trust's independent accountants, and to vote on the matters referred to in Section 5.3.

Section 5.3.  Prior to the Closing, the Delaware Trust (on its own behalf of and with respect to each New Fund or each New Fund Class, as appropriate) shall enter into appropriate agreements for the operation of the Delaware Trust, including any investment Advisory Agreement, Administrative Services Agreement, Shareholder Services Agreement, Distribution Agreement, Custodian Agreements, and a Transfer Agency Agreement; shall adopt service plans pursuant to Rule 12b-1 of the 1940 Act, a multiple class plan pursuant to Rule 18f-3 of the 1940 Act and shall enter into or adopt, as appropriate, such other agreements and plans as are necessary for each New Fund's operation as a series of an open-end investment company.  Each such agreement and plan shall have been approved by the Trust's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" of the Delaware Trust (as defined in the 1940 Act) and by the Trust as the sole shareholder of each New Fund.

Section 5.4.  The Trust or the Delaware Trust, as appropriate, shall file with the SEC one or more post-effective amendments to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act, as amended (the "Registration Statement"),

(i) which contain such amendments to such Registration Statement as are determined by the Trust to be necessary and appropriate to effect the Reorganization, and (ii) pursuant to which the Delaware Trust adopts such Registration Statement, as so amended, as its own, and shall use its best efforts to have such post-effective amendment or amendments to the Registration Statement become effective as of the Closing, and shall file an amendment to Form N-8A Notification of Registration filed pursuant to Section 8(a) of the 1940 Act (“Form N-8A”) reflecting the change in legal form of the Pennsylvania common law trust to a Delaware statutory trust with the SEC, and the Delaware Trust share have expressly adopted such amended Form N-8A as its own for purposes of the 1940 Act.

ARTICLE VI

CONDITIONS PRECEDENT

The obligations of the Trust, on its own behalf and on behalf of each Current Fund, and the Delaware Trust, on its own behalf and on behalf of each New Fund, will be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

Section 6.1.  The Shareholders of the Trust shall have approved this Agreement and the transactions contemplated by this Agreement in accordance with applicable law.

Section 6.2.  All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either the Trust or the Delaware Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain such consults, orders, and permits would not involve a risk of a material adverse effect on the assets or properties of either a Current Fund or a New Fund, provided that either the Trust or the Delaware Trust may for itself waive any of such conditions.

Section 6.3.  Each of the Trust and the Delaware Trust shall have received an opinion from Pepper Hamilton, LLP that Reorganization qualifies as a reorganization under Section 368 of the Code, and will not give rise to the recognition of income, gain or loss for federal income tax purposes to the Trust, the Delaware Trust or the shareholders of the Trust. In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (and in separate letters of representation that the Trust and the Delaware Trust shall use their best efforts to deliver to such counsel upon request) and the certificates delivered pursuant to Section 3.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes.

Section 6.4.  No stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated).

At any time prior to the Closing, any of the foregoing conditions (except those set forth in Section 6.1) may be waived by the trustees of either the Trust or the Delaware Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of the Current Fund's shareholders.

ARTICLE VII

EXPENSES

All expenses incurred in connection with the transactions contemplated by this

Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

ARTICLE VIII

ENTIRE AGREEMENT

Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties.

ARTICLE IX

AMENDMENT

This Agreement may be amended, modified, or supplemented at any time,

notwithstanding its approval by the Trust's Shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Shareholders' interests.

ARTICLE X

TERMINATION

This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by the Trust's Shareholders, by: (a) either the Trust or the Delaware Trust if the conditions specified in Article VI hereof shall not have been satisfied or waived or (b) the Trustees of the Trust if the Trustees determine for any reason, in their sole judgment and discretion, that the consummation of the Reorganization would be inadvisable or not in the best interests of the Trust and its Shareholders.

ARTICLE XI
MISCELLANEOUS

Section 11.1.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

Section 11.2.  Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

Section 11.3. The execution and delivery of this Agreement have been authorized by the Trust's trustees, and this Agreement has been executed and delivered by authorized officers of the Delaware Trust acting as such; neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of then, or any shareholder of the Delaware Trust personally, but shall bind only the assets and property of the New Funds, as provided in the Trust's Agreement and Declaration of Trust.

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

THE HOMESTATE GROUP, on behalf of each of its series listed in Schedules A to this Agreement

By:

 Name:

Title:

EMERALD MUTUAL FUNDS, on behalf of each of its series listed in Schedule A to this Agreement

SCHEDULE A

The HomeState Group ("Current Funds")

   Emerald Mutual Funds (“New Funds”)

The Emerald Growth Fund

The Emerald Growth Fund

The Emerald Select Banking and Finance Fund

The Emerald Select Banking and Finance Fund

The Emerald Select Technology Fund

The Emerald Select Technology Fund

SCHEDULE  B

The HomeState Group ("Current Fund Classes")

The Emerald Growth Fund Class A Shares

The Emerald Growth Fund Class C Shares

The Emerald Select Banking and Finance Fund Class A Shares

The Emerald Select Banking and Finance Fund

Class C Shares

The Emerald Select Technology Fund Class A Shares

The Emerald Select Technology Fund Class C Shares

Emerald Mutual Funds ("New Fund Classes")

The Emerald Growth Fund Class A Shares

The Emerald Growth Fund CIass C Shares

The Emerald Select Banking and Finance Fund Class A Shares

The Emerald Select Banking and Finance Fund Class C Shares

The Emerald Select Technology Fund Class A Shares

The Emerald Select Technology Fund Class C Shares

FURTHER AGREEMENT

Pursuant to Section 3.1 of that certain Agreement and Plan of Reorganization (the "Plan of Reorganization") by and between The HomeState Group, a Pennsylvania common law trust, and Emerald Mutual Funds, a Delaware statutory trust, dated February 2, 2005, the parties hereto agree that the Closing (as such term is defined in the Plan of Reorganization) shall occur on

May 1,

, 2005 at the offices of Pepper Hamilton LLP  .

THE HOMSTEAD

By:

Daniel W, Moyer, President

EMERALD MUTUAL FUNDS

By: /s/ Daniel W. Moyer, IV

President

77Q1(g) Copies of any merger or consolidation agreement, and other documents relevant to the information sought in subitem 77M.

(g)(ii)

Agreement and Plan of Reorganization and Reconciliation among the Registrant, Forward Funds, Inc. and Forward Funds with respect to Forward Global Emerging Markets Fund, the Forward Hansberger International Growth Fund, Forward Hoover Mini-Cap Fund, the Forward Hoover Small Cap Equity Fund, the Forward International Small Companies Fund, the Forward Legato Fund, the Forward Uniplan Real Estate Investment Fund, the Sierra Club Equity Income Fund and the Sierra Club Stock Fund dated June 20, 2005 filed herewith.

AGREEMENT AND PLAN OF REORGANIZATION AND REDOMICILIATION

THIS AGREEMENT AND PLAN OF REORGANIZATION AND REDOMICILIATION (the “Plan”) is adopted as of this 20th day of June, 2005, by and between Forward Funds (the “Trust”), a Delaware statutory trust, on behalf of the Forward Hoover Small Cap Equity Fund, Forward Global Emerging Markets Fund, Forward Hansberger International Growth Fund, Forward International Small Companies Fund, Forward Uniplan Real Estate Investment Fund, Forward Hoover Mini-Cap Fund, Forward Legato Fund, Sierra Club Equity Income Fund, and Sierra Club Stock Fund (each a “Successor Fund” and collectively the “Successor Funds”), each a separate series of the Trust, and Forward Funds, Inc., a Maryland corporation (the “Company”), on behalf of the Forward Hoover Small Cap Equity Fund, Forward Global Emerging Markets Fund, Forward Hansberger International Growth Fund, Forward International Small Companies Fund, Forward Uniplan Real Estate Investment Fund, Forward Hoover Mini-Cap Fund, Forward Legato Fund, Sierra Club Equity Income Fund, and Sierra Club Stock Fund (each an “Acquired Fund” and collectively the “Acquired Funds”), each a separate series of the Company.

All references in this Plan to action taken by the Successor Funds or the Acquired Funds shall be deemed to refer to action taken by the Trust or the Company, respectively, on behalf of the respective series.

WHEREAS, the Trust and the Company are each an open-end, registered investment company of the management type and each Acquired Fund owns securities which generally are assets of the character in which the corresponding Successor Fund is permitted to invest;

WHEREAS, each of the Acquired Funds currently is a series of the Company, an open-end, investment company of the management type registered pursuant to the Investment Company Act of 1940, as amended (“1940 Act”),  which has been organized as a Maryland Corporation;

 WHEREAS, each of the Successor Funds has been organized as series of the Trust, a Delaware statutory trust, in order to continue the business and operations of the corresponding Acquired Fund;

 WHEREAS, each Successor Fund currently has no assets and has carried on no business activities prior to the date first shown above and will have had no assets and will have carried on no business activities prior to the consummation of the transaction described herein;

 WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (“Code”);

WHEREAS, the contemplated reorganization, reconciliation and liquidation will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of each of the Acquired Funds to the corresponding Successor Fund in exchange solely for classes of shares of beneficial interest of such Successor Fund (“Successor Fund Shares”) corresponding to the classes of shares of beneficial interest of such Acquired Fund (“Acquired Fund Shares”), as described herein, (2) the assumption by such Successor Fund of all liabilities of the corresponding Acquired Fund, and (3) the distribution of the Successor Fund Shares to the shareholders of each corresponding Acquired Fund, as provided herein (“Reorganization”), all upon the terms and conditions hereinafter set forth in this Agreement;

 WHEREAS, each Acquired Fund currently owns securities that are substantially similar to those in which the corresponding Successor Fund is permitted to invest;

 WHEREAS, the Trustees of Trust have determined, with respect to each Successor Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the corresponding Predecessor Fund for Successor Fund Shares and the assumption of all liabilities of such Acquired Fund by the corresponding Successor Fund is in the best interests of each Successor Fund;

 WHEREAS, the Directors of the Company have determined, with respect to each Predecessor Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of such Predecessor Fund for Successor Fund Shares and the assumption of all liabilities of such Predecessor Fund by the corresponding Successor Fund pursuant to this Agreement is in the best interests of the Company, each of the Predecessor Funds and its shareholders and that the interests such shareholders will not be diluted as a result of this transaction; and

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.

PLAN OF REORGANIZATION

11.1.

Subject to any requisite approvals of the shareholders of each Acquired Fund and Successor Fund and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Trust agrees to transfer all of the assets of each Acquired Fund, as set forth in paragraph 1.2, to the corresponding Successor Fund, and the Successor Fund agrees in exchange therefore:  (i) to deliver to the corresponding Acquired Fund the number of full and fractional Successor Fund Shares corresponding to each class of the Acquired Fund Shares as of the time and date set forth in paragraph 2.1; (ii) to credit to the shareholders of record of Institutional Class Shares of each Acquired Fund full and fractional Institutional Class Shares of the corresponding Successor Fund, to credit shareholders of record of Class A Shares of each Acquired Fund with full and fractional Class A Shares of the corresponding Successor Fund and to credit shareholders of record of Investor Class Shares of each Acquired Fund with full and fractional Investor Class Shares of the corresponding Successor Fund as of the time and date set forth in paragraph 2.1 and (iii) to assume all liabilities of each Acquired Fund, as set forth in paragraph 1.2.  Such transactions shall take place at the closing provided for in paragraph 2.1 (the “Closing”).

11.2.

The assets of the Acquired Funds to be acquired by the corresponding Successor Funds shall consist of all property, including, without limitation, all cash, securities, commodities and futures interests, and dividends or interests receivable that are owned by such Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Funds on the closing date provided in paragraph 2.1 (the “Closing Date”).  All liabilities, expenses, costs, charges and reserves of the Acquired Funds, to the extent that they exist at or after the Closing, shall after the Closing attach to the corresponding Successor Funds and may be enforced against the Successor Funds to the same extent as if the same had been incurred by the Successor Funds.

11.3.

Immediately upon delivery to each Acquired Fund of the requisite full and fractional Successor Fund Shares corresponding to each class of the Acquired Fund Shares as provided for in paragraph 1.1, as the then sole shareholder of the Successor Fund each Acquired Fund shall approve the investment management agreement and relevant investment sub-advisory agreements, and shall take such other actions as an officer of the Company may deem necessary or desirable in furtherance of the purposes of this Agreement.

11.4.

Immediately following the actions contemplated by paragraph 1.3, the Company shall (a) distribute to the shareholders of record of each class of Acquired Fund Shares as of the Closing Date, as defined in paragraph 2.1 (the “Current Shareholders”), on a pro rata basis within that class, the Successor Fund Shares of the corresponding class received by the Company, on behalf of such Acquired Fund, pursuant to paragraph 1.1 and (b) completely liquidate.  Such distribution and liquidation will be accomplished, with respect to each class of Acquired Fund Shares, by the transfer of the Successor Fund Shares then credited to the accounts of the Acquired Funds on the books of the Successor Funds to open accounts on the share records of the Successor Funds in the names of the Current Shareholders and representing the respective pro rata number of the Successor Fund Shares due such Shareholders.  All issued and outstanding shares of the Acquired Funds will simultaneously be canceled on the books of the Company.  The Successor Funds shall not issue certificates representing the Successor Fund Shares in connection with such exchange.  Ownership of Successor Fund Shares will be shown on the books of the Trust’s transfer agent.  As soon as practicable after the Closing, the Company shall take all steps necessary to effect a complete liquidation of the Acquired Funds and shall file such instruments, if any, as are necessary to effect the dissolution of the Acquired Funds and shall take all other steps necessary to effect such dissolution.

1.

CLOSING AND CLOSING DATE

2.1.

The Closing Date shall be June 30, 2005, or such other date as the parties may agree to in writing.  All acts taking place at the closing of the transactions provided for in this Agreement (“Closing”) shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise provided for herein or agreed to by the parties.  The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time.  The Closing shall be held at the offices of the Company or at such other time and/or place as the Board of Directors or officers of the Company may designate.

2.2.

The Company shall direct Brown Brothers Harriman & Co., as custodian for the Acquired Funds (the “Custodian”), to deliver to the Trust, at the Closing, a certificate of an authorized officer stating that (i) each of the Acquired Fund’s portfolio securities, cash, and any other assets (“Assets”) shall have been delivered in proper form to the corresponding Successor Fund on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets of each Acquired Fund, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.  Each of the Acquired Fund’s portfolio securities represented by a certificate or other written instrument shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the corresponding Successor Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof.  Each Acquired Fund shall direct the Custodian to deliver portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the “1940 Act”), shall be transferred by the Predecessor Fund Custodian to the Successor Fund Custodian for the account of the corresponding Successor Fund as of the Closing Date by book entry in accordance with the customary practices of such depositories and the custodian for Successor Funds.  Any cash to be transferred by each Predecessor Fund shall be delivered by wire transfer of federal funds on the Closing Date.

2.3.

The Company shall direct PFPC Inc., as transfer agent for the Acquired Funds (the “Transfer Agent”), to deliver to the Trust, on behalf of the Acquired Funds, at the Closing:

a) a certificate of an authorized officer stating that its records contain the name and address of each Acquired Fund Shareholder and the number and percentage ownership of each outstanding class of Acquired Fund Shares owned by each such shareholder immediately prior to the Closing; and

b) a certificate of an authorized officer stating that accounts have been opened on share transfer books of each Acquiring Fund in the name of the respective Acquired Fund and in the name of each shareholder of record of the respective Acquired Fund, that the appropriate number of each class of shares of each Acquiring Fund have been issued to the accounts established in the name of each respective Acquired Fund of all the assets of the respective Acquired Fund and the assumption by each Acquiring Fund of all of the liabilities provided by the Company, and that the appropriate number of shares of each Acquiring Fund credited to the account of the respective Acquired Fund have been transferred to the open account of each of the Acquired Fund Shareholders on the books of the Acquiring Fund.

2.

CALCULATIONS

3.1.

The number of each class of Successor Fund Shares issued to each Acquired Fund pursuant to paragraph 1.1 will be the number of issued and outstanding Acquired Fund Shares of each such class at 4:00 p.m. Eastern Time on the Closing Date or such other time determined by the Company (“Valuation Time”).

3.2.

The net asset value of each class of the Successor Fund Shares shall be the respective net asset value of each corresponding Acquired Fund’s shares of each such class at the Valuation Time.  The net asset value of Acquired Fund Shares shall be computed at the Valuation Time in the manner set forth in the Acquired Fund’s then current prospectus under the Securities Act of 1933, as amended (the “1933 Act”).

3.

VALUATION OF ASSETS

The value of the assets of each Acquired Fund shall be the value of such assets computed as of the Valuation Time on the Closing Date.  The net asset value of the assets of the Acquired Funds to be transferred to the corresponding Successor Fund shall be computed by the Trust, and shall be subject to adjustment by the amount, if any, agreed to by the Trust and the Company.  In determining the value of the securities transferred by the Acquired Fund to the Successor Fund, each security shall be priced in accordance with the pricing policies and procedures of the Acquired Fund as described in the then current prospectus and statement of additional information.  For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by the Trust, provided such determination shall be subject to the approval of the Company.

4.

VALUATION TIME

The Valuation Time shall be as set forth in paragraph 3.1.  Notwithstanding anything in this Plan to the contrary, in the event that at the Valuation Time, (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Trust or Company, accurate appraisal of the value of the net assets of the Acquired Funds is impracticable, the Valuation Time shall be postponed to a time agreed to by the parties on the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Acquired Funds is practicable.

5.

REPRESENTATIONS AND WARRANTIES

6.1.

The Company, on behalf of the Acquired Funds, represents and warrants to the Successor Funds as follows:

(a)

Each Acquired Fund is duly organized as a series of the Company, which is a corporation duly organized and validly existing under the laws of the State of Maryland, with power under the Company’s Articles of Incorporation to own all of its properties and assets and to carry on its business being conducted as of the date hereof;

(b)

The Company is a registered investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (“SEC”) as an investment company under the 1940 Act, and the registration of each class of Acquired Fund Shares under the 1933 Act, are or on the Closing Date, will be, in full force and effect;

(c)

No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Funds of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the 1940 Act, and such as may be required by state securities laws;

(d)

On the Closing Date, each of the Acquired Funds will have good and marketable title to the Acquired Fund’s assets to be transferred to the corresponding Successor Fund pursuant to paragraph 1.1 and full right, power, and authority to sell, assign, convey, transfer and deliver such assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such assets, the Successor Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Successor Fund;

(e)

The Acquired Funds are not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of the Company’s Articles of Incorporation or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Company, on behalf of the Acquired Funds, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Company, on behalf of the Acquired Funds, is a party or by which it is bound;

 (f)

Except as otherwise disclosed in writing to and accepted by the Successor Funds, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Company or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  The Company knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(g)

The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of each of the Acquired Funds as included in the most recent Annual Report to Shareholders for each of the Acquired Funds (as to each Acquired Fund, the “Annual Statements”), have been audited by PricewaterhouseCoopers, LLP, independent registered public accounting firm, and are in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied, and such statements (true and correct copies of which have been furnished to the Successor Funds) present fairly, in all material respects, the financial condition of each of the Acquired Funds as of the date of the Annual Statements in accordance with GAAP, and there are no known contingent, accrued or other liabilities of the Acquired Funds required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of the date of the Annual Statements that are not disclosed therein;

(h)

Since the date of the Annual Statements, there has not been any material adverse change in the Acquired Funds’ financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Funds of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Successor Funds.  For the purposes of this subparagraph (h), a decline in net asset value per share of an Acquired Fund due to declines in market values of securities in the Acquired Fund’s portfolio, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund Shares by shareholders of the Acquired Fund shall not constitute a material adverse change;

(i)

On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of each of the Acquired Funds required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Funds’ knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j)

For each taxable year of its operation, each of the Acquired Funds has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its Federal income tax under Section 852 of the Code;

(k)

The Company’s current registration statement, which is on file with the SEC, does not contain an untrue statement of a material fact or omit a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading;

(l)

All issued and outstanding Acquired Fund shares are, and on the Closing Date will be, duly and validly issued, fully paid and non-assessable and have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  All of the issued and outstanding shares of each of the Acquired Funds will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 2.3.  None of the Acquired Funds has outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquired Funds, nor is there outstanding any security convertible into any of the Acquired Funds’ shares;

(m)

The adoption and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Directors of the Company, and, subject to any required approval of the shareholders of the Acquired Funds, this Plan will constitute a valid and binding obligation of the Acquired Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles; and

(n)

The information to be furnished by the Acquired Funds for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

6.2.

The Trust, on behalf of the Successor Funds, represents and warrants to the Acquired Funds as follows:

(a)

Each Successor Fund is duly organized as a series of the Trust, which is a statutory trust duly organized and validly existing and in good standing under the laws of the State of Delaware, with power under the Trust’s Declaration of Trust to own all of its properties and assets and to carry on its business contemplated by this Agreement.  The Trust has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement.  The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust and all persons dealing with any series of the Trust, such as the Successor Funds, must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Successor Trust;

(b)

The Trust is a registered investment company classified as a management company of the open-end type, and is registered with the SEC as an investment company under the 1940 Act;

(c)

On or before the Closing Date, the registration statement of the Trust with respect to the Successor Funds under the 1940 Act and the registration of the shares of the Successor Funds under the 1933 Act shall be in full force and effect.  No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Successor Funds of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

(d)

Each Successor Fund currently has no assets or liabilities.  Prior to the Closing Date, none of the Successor Funds will have any assets or liabilities or will have carried on any business activities;

(e)

None of the Successor Funds are engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of the Trust’s Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust, on behalf of the Successor Funds, is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Trust, on behalf of the Successor Funds, is a party or by which it is bound;

(f)

Except as otherwise disclosed in writing to and accepted by the Acquired Funds, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against the Trust or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  The Trust knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(g)

The Trust’s current registration statement, which is on file with the SEC, does not contain an untrue statement of a material fact or omit a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading;

(h)

All issued and outstanding Successor Fund Shares are, and on the Closing Date will be, duly and validly issued, fully paid and non-assessable by the Company and have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  The Successor Funds do not have outstanding any options, warrants or other rights to subscribe for or purchase any Successor Fund Shares, nor is there outstanding any security convertible into any Successor Fund Shares.  There shall be no issued and outstanding Successor Fund Shares or any other securities issued by the Successor Funds before the effective date of the Reorganizations and the Successor Funds shall not commence investment operations before the Closing Date;

(i)

The execution, delivery and performance of this Plan, and the transaction contemplated herein, will have been fully authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of the Trust on behalf of the Successor Funds and, subject to any required approval of the shareholders of the Successor Funds, this Plan will constitute a valid and binding obligation of the Successor Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(j)

All information to be furnished by or on behalf of the Trust for use in the proxy materials to be supplied to shareholders of the Acquired Funds that relates to the Trust, Successor Funds, the agreements between the Trust and other service providers, and other matters known primarily to the Trust or Emerald Mutual Fund Advisors Trust (i) shall be true and correct in all material respects; (ii) shall not contain (and shall not contain at the time the proxy statement is mailed to shareholders of the Acquired Funds) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading; and (iii) shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.

6.3.

The warranties, representations, and agreements contained in this Agreement made by the Company, on behalf of each of the Acquired Funds, are made on a several (and not joint, or joint and several) basis. Similarly, the warranties, representations, and agreements contained in this Agreement made by the Successor Trust, on behalf of each of the Successor Funds, are made on a several (and not joint, or joint and several) basis. Nothing in this paragraph shall limit the terms of paragraph 8.7 below.

6.

COVENANTS OF THE SUCCESSOR FUNDS AND THE ACQUIRED FUNDS

7.1.

Each of the Successor Funds and Acquired Funds will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable;

7.2.

To the extent required by applicable law, the Company will call a meeting of the shareholders of the Acquired Funds to consider and act upon this Plan and to take all other action necessary to obtain approval of the transactions contemplated herein;

7.3.

The Acquired Funds covenant that the Successor Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Plan;

7.4.

The Acquired Funds will assist the Successor Funds in obtaining such information as the Successor Funds reasonably request concerning the beneficial ownership of the Acquired Funds’ shares;

7.5.

Subject to the provisions of this Plan, each of the Successor Funds and the Acquired Funds will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan;

7.6.

Each of the Successor Funds and the Acquired Funds shall use all reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Plan as promptly as practicable;

7.7.

The Company, on behalf of the Acquired Funds, covenants that it will, from time to time, as and when reasonably requested by the Trust, on behalf of the Successor Funds, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Trust, on behalf of the Successor Funds, may reasonably deem necessary or desirable in order to vest in and confirm the Successor Funds’ title to and possession of all the assets and otherwise to carry out the intent and purpose of this Plan;

7.8.

Each Successor Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date; and

7.9.

The Successor Trust shall not change its Declaration of Trust prior to the Closing so as to restrict permitted investments for any of the Successor Funds prior to the Closing.

7.

CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRED FUND

The obligations of the Acquired Funds to consummate the transactions provided for herein shall be subject, at the Acquired Funds’ election, to the performance by the Successor Funds of all the obligations to be performed by them hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

8.1.

All representations and warranties of the Successor Funds and the Trust contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

8.2.

The Trust and the Successor Funds shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by the Trust and the Successor Funds on or before the Closing Date;

8.3.

The Acquired Funds and the Successor Funds shall have agreed on the number of full and fractional Successor Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1;

8.4.

Each series of the Trust, including the Successor Funds, shall have obtained necessary Board of Trustees and shareholder approval to enter into, and shall have executed, agreements for portfolio management with Forward Management, LLC (“Forward Management”) and certain sub-investment advisers, as set forth in Schedule A hereto, the final form of which agreements for portfolio management shall have been provided to and approved in writing by Forward Management;

8.5.

The composition of the Board of Trustees of the Trust shall consist exclusively of the individuals identified in Schedule B, each of which shall have been duly nominated by the Board of Trustees of the Trust and duly elected by the shareholders of the Trust;

8.6.

Each Acquired Fund shall have obtained necessary shareholder approval to effect the Reorganizations.  Notwithstanding anything herein to the contrary, the obligations of the Company to effect a Reorganization with respect to a particular Acquired Fund shall, at the discretion of the Board of Directors of the Company, be contingent upon each other Acquired Fund obtaining the necessary shareholder approvals to effect the Reorganizations.

8.

CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH SUCCESSOR FUND

The obligations of the Successor Funds to complete the transactions provided for herein shall be subject, at the Trust’s election, to the performance by the Acquired Funds, of all of the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, the following conditions:

9.1.

All representations and warranties of the Company and the Acquired Funds contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

9.2.

The Company and the Acquired Funds shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by the Company or the Acquired Funds on or before the Closing Date;

9.3.

The Acquired Funds and the Successor Funds shall have agreed on the number of full and fractional Successor Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1;

9.4.

Each Acquired Fund shall have delivered to the corresponding Successor Fund at the Closing Date the Acquired Fund’s Statement of Assets and Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of an authorized officer as specified in paragraph 2.2;

9.5.

Each Acquired Fund shall have delivered to the corresponding Successor Fund at the Closing Date the certificate specified in paragraph 2.3;

9.

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SUCCESSOR FUNDS AND THE ACQUIRED FUNDS

If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Acquired Funds or the Successor Funds, the other party to this Plan shall, at its option, not be required to consummate the transactions contemplated by this Plan:

10.1.

The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Funds in accordance with the provisions of the Company’s Articles of Incorporation, By-Laws, applicable Maryland law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Successor Fund.  Notwithstanding anything herein to the contrary, neither the Trust nor the Company may waive the conditions set forth in this paragraph 10.1;

10.2

On the Closing Date, no action, suit or other proceeding shall be pending or, to the knowledge of each party to this Plan, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;

10.3.

All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Successor Funds or the Acquired Funds to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Successor Funds or the Acquired Funds, provided that either party hereto may for itself waive any of such conditions;

10.4.

The Registration Statement(s) of the Trust with respect to Successor Funds shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and

10.5.

The parties shall have received the opinion of Dechert LLP dated the Closing Date, substantially to the effect that, based upon certain facts, assumptions, and representations made by the Company, on behalf of each Acquired Fund, the Trust, on behalf of each Successor Fund, and their respective authorized officers, (i) the transaction contemplated by this Plan will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Successor Fund and the Acquired Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the Successor Fund upon receipt of the Assets in exchange for the Successor Fund Shares and the assumption by the Successor Fund of the Liabilities; (iii) the basis in the hands of the Successor Fund in the Assets will be the same as the basis of the Acquired Fund in the Assets immediately prior to the transfer thereof; (iv) the holding periods of the Assets in the hands of the Successor Fund will include the periods during which the Assets were held by the Acquired Fund; (v) no gain or loss will be recognized by the Acquired Fund upon the transfer of the Assets to the Successor Fund in exchange for the Successor Fund Shares and the assumption by the Successor Fund of all of the Liabilities, or upon the distribution of the Successor Fund Shares by the Acquired Fund to its shareholders in liquidation; (vi) no gain or loss will be recognized by the Acquired Fund shareholders upon the exchange of their Acquired Fund Shares for the Successor Fund Shares; (vii) the aggregate basis of the Successor Fund Shares that each Predecessor Fund shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Acquired Fund Shares exchanged therefor; (viii) a Acquired Fund shareholder’s holding period for his or her Successor Fund Shares will be determined by including the period for which he or she held the Acquired Fund Shares exchanged therefore, provide that he or she held such Acquired Fund Shares as capital assets; and (ix) the Successor Fund will succeed to, and take into account (subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder) the items of the Acquired Fund described in Section 381(c) of the Code.  The opinion will not address whether gain or loss will be recognized with respect to any contracts subject to Section 1256 of the Code in connection with the reorganization.  The delivery of such opinion is conditioned upon receipt by Dechert LLP of representations it shall request of the Trust and the Company.  Notwithstanding anything herein to the contrary, neither the trust nor The Company may waive the condition set forth in this paragraph 10.5.

10.

BROKERAGE FEES AND EXPENSES

11.1.

The Trust, on behalf of the Successor Funds and the Company, on behalf of the Acquired Funds, each represent and warrant to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

11.2

The expenses relating to the proposed Reorganization will be borne by Forward Management LLC.  The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation of the Registration Statement, printing and distributing the Successor Funds’ prospectuses and the Acquired Funds’ proxy materials, legal fees, accounting fees, securities registration fees, and expenses of holding shareholders’ meetings.  Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code.

11.

INDEMNIFICATION

12.1.

The Trust, on behalf of the Successor Funds, shall indemnify, defend and hold harmless the Acquired Funds, the Company, its Board of Directors, officers, employees and agents (collectively “Acquired Fund Indemnified Parties”) against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third-party claims, actions,  suits or proceedings, whether or not resulting in any liability to such Acquired Fund Indemnified Parties, including amounts paid by any one or more of the Acquired Fund Indemnified Parties in a compromise or settlement of any such claim, action, suit or proceeding,  or threatened third party claim, suit, action or proceeding made with the consent of the Trust, on behalf of the Successor Funds, arising from any untrue statement or alleged untrue statement of a material fact contained in the proxy materials, as filed and in effect with the SEC, or any application prepared by the Trust, on behalf of the Successor Funds with any state regulatory agency in connection with the transactions contemplated by this Plan under the securities laws thereof; or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust and the Successor Funds shall only be liable in such case to the extent that any such loss, claim,  demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about the Trust and/or the Successor Funds or the transactions contemplated by this Plan, which are attributable to the Trust and/or the Successor Funds, made in the proxy materials or any application filed with a state regulatory agency.

12.2.

The Company, on behalf of the Acquired Funds, shall indemnify, defend, and hold harmless the Successor Funds, the Trust, its Board of Trustees, officers, employees and agents (“Successor Fund Indemnified Parties”) against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending third-party claims, actions, suits or proceedings, whether or not resulting in any liability to such Successor Fund Indemnified Parties, including amounts paid by any one or more of the Successor Fund Indemnified Parties in a compromise or settlement of any such claim, suit, action or proceeding, or threatened third-party claim, suit, action or proceeding made with the consent of the Company, on behalf of the Acquired Funds, arising from any untrue statement or alleged untrue statement of a material fact contained in the proxy materials, as filed and in effect with the SEC or any application filed with a state regulatory agency; or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein and necessary to make the statements therein not misleading; provided, however, that the Company and the Acquired Funds shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about the Company and/or the Acquired Funds or about the transactions contemplated by this Plan, which are attributable to the Company, made in the proxy materials or any application filed with a state regulatory agency.

12.3.

A party seeking indemnification hereunder is hereinafter called the “indemnified party” and the party from whom the indemnified party is seeking indemnification hereunder is hereinafter called the “indemnifying party.”  Each indemnified party shall notify the indemnifying party in writing within ten (10) days of the receipt by one or more of the indemnified parties of any notice of legal process of any suit brought against or claim made against such indemnified party as to any matters covered by this Article 12,  but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 12.  The indemnifying party shall be entitled to participate at its own expense in the defense of any claim, action, suit, or proceeding covered by this Article 12, or, if it so elects, to assume at its own expense the defense thereof with counsel satisfactory to the indemnified parties; provided, however, if the defendants in any such action include both the indemnifying party and any indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party.

12.4.

Upon receipt of notice from the indemnifying party to the indemnified parties of the election by the indemnifying party to assume the defense of such action, the indemnifying party shall not be liable to such indemnified parties under this Article 12 for any legal or other expenses subsequently incurred by such indemnified parties in connection with the defense thereof unless (i) the indemnified parties shall have employed such counsel in connection with the assumption of legal defenses in accordance with the last sentence of paragraph 12.3 (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel); (ii) the indemnifying party does not employ counsel reasonably satisfactory to the indemnified parties to represent the indemnified parties within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified parties at its expense.

12.5.

This Article 12 shall survive the termination of this Plan and for a period of three years following the Closing Date.

12.

ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

13.1.

The Trust and the Company agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

13.2

The representations, warranties and covenants contained in this Plan or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.  The covenants to be performed after the Closing shall survive the Closing.

13.

TERMINATION

This Plan may be terminated and the transactions contemplated hereby may be abandoned by either party by (i) mutual agreement of the parties, or (ii) by either party if the Closing shall not have occurred on or before September 15, 2005, unless such date is extended by mutual agreement of the parties, or (iii) by either party if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith.  In the event of any such termination, this Plan shall become void and there shall be no liability hereunder on the part of any party or their respective Directors, Trustees or officers, except for any such material breach or intentional misrepresentation, as to each of which all remedies at law or in equity of the party adversely affected shall survive.

14.

NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows:  if to the Successor Trust or to the Company, at the address set forth in the preamble to this Plan, in each case to the attention of Mary Curran and with a copy to Dechert LLP, 1775 Eye Street, N.W., Washington, D.C. 20006, attn.: Robert W. Helm.

15.

AMENDMENTS

This Plan may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Company and the Trust; provided, however, that the meeting of the shareholders of the Acquired Fund called by the Company pursuant to paragraph 7.2 of this Plan, no such amendment may have the effect of changing the provisions for determining the number of Successor Fund Shares to be issued to the Acquired Fund Shareholders under this Plan to the detriment of such shareholders without their further approval.

16.

HEADINGS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY; CONFIDENTIALITY

17.1.

The Article and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

17.2.

This Plan shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its principles of conflicts of laws.

17.3.

This Plan may be executed in any number of counterparts each of which shall be deemed an original.

17.4.

This Plan shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan.

17.5.

It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents, or employees of the Company personally, but shall bind only property of such party.  The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of each party.

17.6.

It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall bind only property of such party.  The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of each party.

17.7.

The sole remedy of a party hereto for a breach of any representation or warranty made in this Plan by the other party shall be an election by the non-breaching party not to complete the transactions contemplated herein.

17.8.

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all persons, without limitation of any kind, any information with respect to the United States federal income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure.  To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information, including without limitation (a) the names and addresses of the shareholders of the Trust, (b) all information reasonably identified as confidential in writing by any party hereto, or (c) any other term or detail, or portion of any documents or other materials, not related to the tax treatment or tax structure of the potential transaction.  Except as permitted by this Plan, each party hereto shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be approved on behalf of the Successor Funds and the Acquired Funds.

FORWARD FUNDS, INC., a Maryland corporation, on behalf of its series

Forward Hoover Small Cap Equity Fund

Forward Hansberger International Growth Fund

Forward Global Emerging Markets Fund

Forward International Small Companies Fund

Forward Uniplan Real Estate Investment Fund

Forward Hoover Mini-Cap Fund

Forward Legato Fund

Sierra Club Equity Income Fund

Sierra Club Stock Fund

By:

/s/ J. Alan Reid, Jr.

Name: J. Alan Reid, Jr.

Title:   President

FORWARD FUNDS

a Delaware statutory trust, on behalf of its series

Forward Hoover Small Cap Equity Fund

Forward Hansberger International Growth Fund

Forward Global Emerging Markets Fund

Forward International Small Companies Fund

Forward Uniplan Real Estate Investment Fund

Forward Hoover Mini-Cap Fund

Forward Legato Fund

Sierra Club Equity Income Fund

Sierra Club Stock Fund

By:

/s/ J. Alan Reid, Jr.

Name: J. Alan Reid, Jr.

Title:   President

Schedule A

Advisers and Sub-Advisers to Each Fund

Fund

Adviser

Sub-Adviser(s)

Forward Hoover Small Cap Equity Fund

Forward Management, LLC

Hoover Investment Management Co., LLC

Forward Global Emerging Markets Fund

Forward Management, LLC

Pictet International Management Ltd

Forward Hansberger International Growth Fund

Forward Management, LLC

Hansberger Global Investors, Inc.

Forward International Small Companies Fund

Forward Management, LLC

Pictet International Management Ltd

Forward Uniplan Real Estate Investment Fund

Forward Management, LLC

Forward Uniplan Advisors, Inc.

Forward Hoover Mini-Cap Fund

Forward Management, LLC

Hoover Investment Management Co., LLC

Forward Legato Fund

Forward Management, LLC

Netols Asset Management Inc.

Riverbridge Partners LLC

Conestoga Capital Advisors, LLC

Sierra Club Equity Income Fund

Forward Management, LLC

New York Life Investment Management LLC

Forward Uniplan Advisors, Inc.

Sierra Club Stock Fund

Forward Management, LLC

Harris Bretall Sullivan & Smith LLC

New York Life Investment Management LLC

Schedule B

Board of Trustees of the Trust

Kenneth V. Domingues

Haig G. Mardikian

Leo T. McCarthy

Donald O’Connor

J. Alan Reid, Jr.